Phoenix Life Sciences International Limited 8-K

Exhibit 99.1

Phoenix Life Sciences International Announces Angus Stewart as Company’s New Agriculture and Horticulture Senior Advisor

DENVER, CO – November 28, 2018 – Phoenix Life Sciences International Limited (OTC: PLSI) (“Phoenix Life”), an international adaptive healthcare solutions company, today announced that Angus Stewart has joined the company as the Agriculture and Horticulture Senior Advisor.

Angus Stewart has over two decades of experience specializing in horticulture and is currently an Agricultural and Horticultural Scientist and Consultant Plant Breeder of approximately 100 commercially released plant cultivars. He is an Honorary Research Associate at the University of Tasmania and has been involved in multiple significant studies including several on the benefits of cannabidiol (CBD). Additionally, Stewart has extensive experience with plant breeding techniques of all levels and is well versed in the best practices for the production and extraction of botanical active ingredients like cannabinoids.

“As Phoenix Life Sciences International continues to expand its reach to help more patients in need, we are proud to add such a well-respected horticulturist like Angus Stewart to the team,” said Phoenix Life Sciences International CEO Martin Tindall. “We are excited to have such highly-skilled and passionate advisors joining with us to achieve our mission of shifting global healthcare.”

Stewart is the recipient of the Outstanding Contribution to Horticulture Award and the Allan Seale Award for Services from the New South Wales, Australia Nursery and Garden Industry Association. He is a published author and has written several papers and books on plant propagation and gardening. He has already created a production plan for the 50 acres of medicinal cannabis Phoenix Life plans to cultivate in the new year.

“After thorough research into the benefits of medical cannabis and botanical pharmaceuticals, I am excited to join Phoenix Life Sciences’ mission of transforming the future of global healthcare,” said Angus Stewart. “I believe that my expertise will allow me to help cultivate the best ingredients for the many pharmaceutical products the company intends to offer.”

To learn more about Phoenix Life Sciences International, please visit https://plsi.co/#about.

###

About Phoenix Life Sciences International Limited

Phoenix Life Sciences International Limited is an adaptive healthcare solutions company. Our business is to advance research and integrate programs and manufacturing of products that target and treat diabetes, pain, cancer, and address psychological, gastrointestinal, autoimmune, neurological and sleep disorders. We strive to create partnerships and integrate these programs for human health into communities worldwide as part of our Global Health Initiative.

FORWARD-LOOKING STATEMENTS

Information contained in this press release regarding Phoenix Life Sciences International, Limited and its subsidiaries, (the “Companies”) may constitute forward-looking statements or statements which may be deemed or construed to be forward-looking statements. The words “plan”, “forecast”, “anticipates”, “estimate”, “project”, “intend”, “expect”, “should”, “believe,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements involve, and are subject to, known and unknown risks, uncertainties and other factors which could cause the Company’s actual results, performance (financial or operating) or achievements to differ from the future results, performance (financial or operating) or achievements expressed or implied by such forward-looking statements. The risks, uncertainties and other factors are more fully discussed in the Company’s filings with the U.S. Securities and Exchange Commission. All forward-looking statements attributable to the Companies herein are expressly qualified in their entirety by the above-mentioned cautionary statement. The Companies disclaim any obligation to update forward-looking statements contained in this press release, except as may be required by law.

FOOD AND DRUG ADMINISTRATION (FDA) DISCLOSURE

These statements have not been evaluated by the FDA and therefore the products sold by Phoenix Life Sciences International are not available on U.S.

LEGAL DISCLOSURE

Phoenix Life Sciences International does not sell or distribute any products in the United States that are in violation of the United States Controlled Substances Act (US.CSA). This company does not grow, sell, and distribute cannabis-based products in the United States and is solely involved with the legal distribution of medical cannabis-based products within certain international markets outside of the United States.

Investor Contact:

Phone: 1.888.717.5655 or international +1.720.699.7222

E-mail: investor.relations@phoenixlife.co

Media Contact:

Kathryn Reinhardt

CMW Media

Kathryn@cmwmedia.com

619-972-3089